                                                                    Exhibit 3.5

                           ARTICLES OF INCORPORATION

                                       OF

                             STAR-KIST SAMOA, INC.

                                   ARTICLE I

             The name of this corporation is STAR-KIST SAMOA, INC.

                                   ARTICLE II

         The specific business in which the corporation is primarily to engage is the acquisition, processing and selling of fish in Samoa

                                  ARTICLE III

         The general purposes for which this corporation is formed are:

         (a) To engage in any one or more other businesses or transactions which the board of directors of this corporation may from time to time authorize or approve, whether related or unrelated to the business described in ARTICLE II above or to any other business then or theretofore done by this corporation.

         (b) To exercise any and all rights and powers which a corporation may now or hereafter exercise;

         (c) To act as principal, agent, join venturer, partner or in any other capacity which may be authorized or approved by the board of directors of this corporation; and

         (d) To transact business in the State of California or in any other jurisdiction of the United States of America or elsewhere in the world.

         The foregoing statement of purposes shall be construed as a statement of both purposes and powers, and the purposes and powers in each clause shall, except where otherwise expressed, be in nowise limited or restricted by reference to or inference from the terms or provisions of any other clause, but shall be regarded as independent purposes and powers.

                                   ARTICLE IV

         The county in the State of California where the principal office for the transaction of the business of this corporation is to be located is Los Angeles County.

                                    ARTICLE V

         This corporation is authorized to issue only one class of shares of stock; the total number of said shares shall be two-hundred fifty (250); all of such shares shall be without par value. The shares of capital stock of the corporation may be issued by the corporation from time to time for such consideration as may be fixed from time to time by the Board of Directors.

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                                   ARTICLE VI

         The number of directors of the corporation shall be five(5). The names and addresses of the persons who are appointed to act as the first directors of this corporation are:

                  Ronald J. Laraneta            3357 Deluna Dr.
                                                Palos Verdes Estates, Calif.

                  John D. Wardrop               Box No. 368
                                                Pago, Pago, Tutuila Island,
                                                American Samoa

                  Robert K. Pedersen            2048 Upland Street
                                                San Pedro, Calif.

                  Roy E. Kelley                 1429 Le Gennie Terrace
                                                San Pedro, Calif.

                  Nicholas F. Trutanic          250 Roycroft Avenue
                                                Long Beach, Calif.

                                   ARTICLE VII

         All other provisions for the regulation of the affairs of the corporation shall be as specified in the By-Laws of the corporation from time to time.

         IN WITNESS WHEREOF, for the purposes of forming this corporation under the laws of the State of California, the undersigned, constituting the incorporators of this corporation and the first directors thereof, have executed these Articles of Incorporation this 21 day of March, 1963.

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                                   /s/ Ronald J. Laraneta
                                   --------------------------------
                                   Ronald J. Laraneta

                                   /s/ John D. Wardrop
                                   ---------------------------------
                                   John D. Wardrop

                                   /s/ Robert K. Pedersen
                                   ---------------------------------
                                   Robert K. Pedersen

                                   /s/ Roy E. Kelley
                                   ----------------------------------
                                   Roy E. Kelley

                                   /s/ Nicholas F. Trutanic
                                   ----------------------------------
                                   Nicholas F. Trutanic

STATE OF CALIFORNIA      )
                         )  SS.
COUNTY OF LOS ANGELES    )

         On this 21st day of March, 1963, before me, the undersigned, a Notary Public in and for said County and State, residing therein, duly commissioned and sworn, personally appeared RONALD J. LARANETA, JOHN D. WARDROP, ROBERT K. PEDERSEN, ROY E. KELLEY and NICHOLAS F. TRUTANIC, KNOWN TO ME TO BE THE PERSONS whose names are subscribed to the foregoing Articles of Incorporation, and acknowledged to me that they executed the same.

         WITNESS my hand and official seal.

                                     /s/ Beverly A. Brown
                                     -----------------------------------
                                     Notary Public in and for the County
                                     Of Los Angeles, State of California
                                     BEVERLY A. BROWN -- NOTARY PUBLIC

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                        CONSENT TO USE OF CORPORATE NAME


           We, the duly authorized officers of Star-Kist Foods, Inc.

     do hereby authorize the use of the corporate name


                             STAR-KIST SAMOA, INC.


     by a corporation to be formed by the following individuals:


                                  Ronald J. Laraneta
                                  John D. Wardrop
                                  Robert K. Pedersen
                                  Roy E. Kelley
                                  Nicholas F. Trutanic

           IN WITNESS WHEREOF, we have executed this document this

     19th day of March, 1963.


                                        /s/ Joseph J. Bogdanovich
                                        --------------------------------
                                        Joseph J. Bogdanovich, President



                                        /s/ John J. Real
                                        --------------------------------
                                        John J. Real, Secretary

STATE OF CALIFORNIA     )
                        )  ss.
COUNTY OF LOS ANGELES   )

     On this 19th day of March, 1963, before me, the undersigned, a Notary Public in and for said County and State, residing therein, duly commissioned and sworn, personally appeared JOSEPH J. BOGDANOVICH and JOHN J. REAL, known to me to be the persons whose names are subscribed to the foregoing Consent to Use of Corporate Name, and acknowledged to me that they executed the same.

     WITNESS my hand and official seal.


                                                /s/ Beverly A. Brown
                                            ----------------------------
                                            Notary Public in and for the
                                            County of Los Angeles, State
                                                   of California.


                                                       [SEAL]













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